AMENDMENT AND WAIVER AGREEMENT

This Amendment Waiver Agreement (this “Agreement”), is made and entered into as of February 5, 2008, by and among Solomon Technologies, Inc., a Delaware corporation (the “Company”) and Iroquois Master Fund, Ltd. (“Iroquois” or the “Holder”), a Cayman Islands Corporation. Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the “Purchase Agreement”), under which the Company issued to the Holders and certain other investors its Variable Rate Self-Liquidating Senior Secured Convertible Debentures with an aggregate principal amount of $5,350,000 (the “Debentures”), and Common Stock Purchase Warrants to purchase up to, in the aggregate, 2,006,250 shares of Common Stock (the “Warrants”); and

WHEREAS, commencing on February 15, 2008, Holder is entitled to use Rule 144 to sell, without volume or manner restrictions, the Conversion Shares issuable upon (i) conversion of the Debentures then held by the Holder or (ii) payment of a Monthly Redemption Amount by the Company; and

WHEREAS, as long as the Debentures are outstanding the Company will owe to the Holder a Monthly Redemption Amount payable on each Monthly Redemption Date; and

WHEREAS, the Company owes to the Holder a Monthly Redemption Amount that became payable on January 1, 2008 (the “January 2008 Redemption”) and remains unpaid as of the date of this Agreement; and

WHEREAS, the Company owes to the Holder a Monthly Redemption Amount that became payable on February 1, 2008 (the “February 2008 Redemption”) and remains unpaid as of the date of this Agreement; and

WHEREAS, the Company proposes to deliver shares to Iroquois for the January 2008 Redemption and the February 2008 Redemption in unrestricted Conversion Shares that are salable pursuant to Rule 144 (subject to volume limitations), and has requested that the Holder waives certain provisions of the Transaction Documents in connection with the delay of the January 2008 Redemption and the February 2008 Redemption; and

WHEREAS, beginning with the Monthly Redemption due March 1, 2008, and continuing until the Debentures are fully redeemed, the Company proposes to make the Holder’s Monthly Redemptions by paying to the Holder its respective Monthly Redemption Share Amount of Conversion Shares, and has requested that the Holder waive certain provisions of the Transaction Documents in connection with the payment of the Monthly Redemption Amounts in Conversion Shares; and

WHEREAS, the Company proposes to include the shares of Common Stock issuable upon exercise of the Warrants in a registration statement (the “New Registration Statement”) on Form SB-2 (or another appropriate form) that the Company will file pursuant to a pending private equity placement; and

WHEREAS, the Company will use its commercially reasonable best efforts to file the New Registration Statement with the Commission no later than May 31, 2008; and

WHEREAS, the parties desire to waive and amend certain provisions of the Debentures and the Registration Rights Agreement, each as previously amended, according to the terms of this Agreement; and

WHEREAS, the Company desires to issue to Iroquois, as inducement to enter into this Agreement, 21,116 restricted shares of Common Stock (the “Inducement Shares”).

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.  Amendment of the Registration Rights Agreement. Notwithstanding the provisions of Section 1 of the Registration Rights Agreement, the Holder agrees that the definition of Registrable Securities shall not include any shares that can be sold by the holder thereof without volume or manner restrictions pursuant to Rule 144 or any successor rule under the Securities Act provided that counsel to the Company provides the transfer agent of the Company with an opinion that such Registrable Securities may be resold pursuant to Rule 144 without volume or manner restrictions.

Section 2.  Waivers with respect to the Registration Rights Agreement. In consideration for the Inducement Shares and subject to the terms and conditions of this Agreement, the Holder waives (i) any failure or delay by the Company that may have occurred through the date hereof in fulfilling any of the Company’s obligations under the Registration Rights Agreement; and (ii) any accrued but unpaid liquidated damages as set forth in Section 2(b) of the Registration Rights Agreement as a result of any past failure or delay by the Company in fulfilling its obligations under the Registration Rights Agreement and any such liquidated damages that would have accrued prior to February 15, 2008.

Section 3. New Registration Statement. The Company will include the shares underlying the Warrants and the Inducement Shares in the New Registration Statement, and the Company will use its commercially reasonable best efforts to file the New Registration Statement with the Commission no later than May 31, 2008.

Section 4. Waivers with respect to Equity Conditions. Subject to the terms and conditions of this Agreement and concerning the Equity Conditions set forth in Section 1 of each of the Debentures (the “Equity Conditions”), Holder waives any failure by the Company to meet:

(a) each of the Equity Conditions in connection with paying the January 2008 Redemptions and the February 2008 Redemptions in Conversion Shares; and

(b) clauses (ii), (iii), (vi), and (x) of the Equity Conditions in connection with paying the Monthly Redemptions in Conversion Shares, beginning with the Monthly Redemption due March 1, 2008, and continuing until the Debentures are fully redeemed, provided that the Conversion Shares may be sold by the Holder without volume or manner restrictions and counsel to the Company has provided the Holder with an opinion addressed to the transfer agent to such effect and acceptable to the transfer agent. Notwithstanding anything to the contrary herein, the Company cannot deliver stock to Iroquois if the VWAP on the date of notice or delivery is below $0.05 per share.

Section 5. Waiver of Overdue Redemption Payments. Subject to the terms and conditions of this Agreement, Holder hereby waives any Event of Default (as defined in the Debentures) occasioned by the Company’s failure to make timely payment of the January 2008 Redemption Payment and the February 2008 Redemption Payment prior to February 15, 2008.

Section 6. Effect on Transaction Documents. The foregoing waivers and agreements are given solely in respect of the transactions described herein. This Agreement does not serve to waive any covenant, condition, Event of Default or other right of the Holders relating to any issuance by the Company of debt or equity securities in a capital raising transaction occurring after the date of this Agreement. Except as expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement. This Agreement shall not constitute a novation or accord and satisfaction of any such Transaction Document.

Section 7. Filing of 8-K. By 8:30 am on February 7, 2008, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to Holder disclosing the material terms of the transactions contemplated, which shall include this Agreement as an attachment thereto.

Section 8. Non-Affiliate. The Holder represents and warrants that as of the date of this Agreement (i) it is not an Affiliate of the Company and (ii) it has not been an Affiliate of the Company for at least the three months preceding the date of this Agreement. Holder covenants that, if it becomes an Affiliate of the Company at any time while it holds any Debentures or Warrants, it shall promptly notify the Company of its Affiliate status.

Section 9. Delivery of Shares.

(a) January and February 2008 Redemptions: The Company and Iroquois hereby agree that with respect to the January and February 2008 Redemptions the Monthly Redemption Date will be February 15, 2008. The Company will pay the January and February Monthly Redemption Amounts, including accrued interest on Holder’s Debenture as of January 1, 2008 and February 1, 2008, respectively in Conversion Shares (the “Monthly Redemption Share Amount”) based on a conversion price equal to 82.5% of the average of the VWAP’s for the 56 consecutive Trading Days ending on the Trading Day of February 14, 2008 (the “Waiver Monthly Redemption Period”). In advance of this Monthly Redemption Payment, on February 7, 2008 (the “Pre-Redemption Shares Delivery Date), the Company hereby agrees that within 3 Trading Days of the date hereof, it will cause its transfer agent to issue to the Holders a number of shares of Common Stock (bearing the restrictive legend below in 9(c)) to be applied against such Monthly Redemption Share Amount equal to the applicable Monthly Redemption Share Amount divided by 82.5% of the average VWAP’s for the 10 consecutive Trading Days immediately preceding the Pre-Redemption Conversion Shares Delivery Date. Notwithstanding anything to the contrary herein, the delivery of Pre-Redemption shares shall not exceed 480,000 shares.

(b) March 2008 Redemption: The Company and Iroquois hereby agree that with respect to the March 2008 Redemption that the Redemption date shall be March 1 as provided in the transaction documents but that the Pre-Redemption Shares for such payment shall be delivered by the company on February 15, 2008 with the true-up to occur on March 1, 2008 all as according to the mechanics specified in Section 6(a) of the Purchase Agreement.

(c) Issuance of Inducement Shares. The Company hereby agrees that within 3 Trading Days of the date hereof, it will cause its transfer agent to issue to each of the Holders a number of Inducement Shares determined by the calculation described in this Agreement. The Inducement Shares may only be transferred or otherwise disposed of in compliance with state and federal securities laws. The certificates for the Inducement Shares shall bear a restrictive legend in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE] HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED OR FOR SALE, SOLD OR OTHERWISE TRANSFERED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY.]

(c) The Holder agrees that the delivery to it of the Conversion Shares to be delivered to it in accordance with paragraph (a) above shall constitute full payment of the January and February 2008 Redemption owed to each Holder.

Section 10. Section 2. Amendment of the Debenture.

(a)  The definition of “Maturity Date” in the second paragraph of the Iroquois’ Debentures of is hereby amended as follows:

“,…May 30, 2008 (the “Maturity Date”).”

(b)  The definition of “Monthly Redemption Amount” in Section 1 of Iroquois’ Debentures is hereby deleted and replaced in its entirety with the following:

“Monthly Redemption Amount” means an amount equal to the then outstanding principal amount of this Debenture on the first Monthly Redemption Date following August 24, 2007 multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of months between such first Monthly Redemption Date and May 30, 2008.”

(c) Nothing in this Agreement shall serve to amend or be interpreted as amending the Debentures for Holders thereof other Iroquois.

Section 11. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By:	Gary M. Laskowksi
Name: Gary M. Laskowski Title: Chairman, Board of Directors

HOLDERS

Name of Holder: Iroquois Master Fund, Ltd
Signature of Authorized Signatory of Holder: /s/ Josh Silverman
Name of Authorized Signatory: Josh Silverman
Title of Authorized Signatory: __________________________